EXHIBIT 23(c)

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors

Wells Fargo & Company:

We consent to the incorporation by reference in the Registration Statement on Form S-3 (the “Registration Statement”) of Wells Fargo & Company (the “Company”) relating to the registration of $15,260,549,000 of various debt and equity securities and an unspecified amount of junior subordinated debt securities, of our report dated January 15, 2002, with respect to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2001, which report is incorporated by reference in the Company’s December 31, 2001 Annual Report on Form 10-K, and to the references to our firm under the heading “Experts” in the prospectuses included in the Registration Statement.

/s/    KPMG LLP

San Francisco, California

March 10, 2003